UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission

    Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Rule 14a-12

AUBURN NATIONAL BANCORPORATION, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.

    [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:

    [  ]   Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount previously paid:

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AUBURN NATIONAL BANCORPORATION, INC.
Online
Go to www.investorvote.com/AUBN or scan the QR code — login details are located in the shaded bar below.
Shareholder Meeting Notice
Important Notice Regarding the Availability of Proxy Materials for the Auburn National Bancorporation, Inc. Shareholder Meeting to be Held on May 11, 2021
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at:
www.investorvote.com/AUBN
Easy Online Access — View your proxy materials and vote.
Step 1: Go to www.investorvote.com/AUBN.
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery. Auburn National Bancorporation, Inc. will use its best efforts to send proxy materials to requesting shareholders, even if such deliveries would be delayed as a result of COVID-19. Please note that, it is possible COVID-19 will prevent such deliveries from being made.
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Shareholder Meeting Notice
Auburn National Bancorporation, Inc.’s Annual Meeting of Shareholders will be held on Tuesday, May 11, 2021 virtually via the internet at www.meetingcenter.io/244605242 at 3:00 p.m.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3:
1. Election of Directors:
01—C. Wayne Alderman
02—Terry W. Andrus
03—J. Tutt Barrett
04—Laura J. Cooper
05—Robert W. Dumas
06—William F. Ham, Jr.
07—David E. Housel
08—Anne M. May
09 – Edward Lee Spencer, III
2. To approve the compensation of the Company’s named executive officers.
3. To ratify the appointment of Elliott Davis LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.
Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
— Internet – Go to www.investorvote.com/AUBN.
— Phone – Call us free of charge at 1-866-641-4276.
— Email – Send an email to investorvote@computershare.com with “Proxy Materials Auburn National Bancorporation, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, requests for a paper copy of proxy materials must be received by 10 days before the meeting.
Auburn National Bancorporation, Inc. will use its best efforts to send proxy materials to requesting shareholders, even if such deliveries would be delayed as a result of COVID-19. Please note that, it is possible COVID-19 will prevent such deliveries from being made.